Exhibit 32

SECTION 1350 STATEMENT:

We, Jeffrey P. Krasnoff and Shelly Rubin, certify that the report of LNR Property Corporation on Form 10-Q for the quarter ended May 31, 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)) and that the information contained in the Form 10-Q for the quarter ended May 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the issuer at and for the periods indicated.

July 15, 2004	/s/ Jeffrey P. Krasnoff
Jeffrey P. Krasnoff
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Shelly Rubin
Shelly Rubin
Vice President and Chief Financial Officer
(Principal Financial Officer)